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                                                               EXHIBIT 99.485(b)




                          [VEDDER PRICE LETTERHEAD]




                                                December 22, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:     Kemper Portfolios

To The Commission:

        We are counsel to the above-referenced investment company (the "Fund") and as such have participated in the preparation and review of Post-Effective Amendment No. 27 to the Fund's registration statement being filed pursuant to Rule 485(b) under the Securities Act of 1933. In accordance with paragraph
(b)(4) of Rule 485, we hereby represent that such amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) thereof.



                                        Very truly yours,


                                        /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ

                                        VEDDER, PRICE, KAUFMAN & KAMMHOLZ


COK/DAS/dme